EXHIBIT 99.1

NEWS RELEASE

 Texas Rare Earth Resources Corp., 304 Inverness Way South, Suite 365, Englewood, CO  80112

For more information contact:
Nadine Wakely Director, Investor Relations	Deborah K. Pawlowski Kei Advisors LLC
Phone: 303.597.8737	Phone: 716.843.3908
Email: nwakely@trer.com	Email: dpawlowski@keiadvisors.com

Texas Rare Earth Resources Contracts
Environmental Engineer and Geological Modeling Expert
for Preliminary Economic Analysis

•	Gouchner & Associates, Inc. to direct baseline development and permitting efforts

•	Klepfer Mining Services LLC to provide technical assistance in preparation of geological model

Sierra Blanca, TX and Denver, CO, September 29, 2011-- Texas Rare Earth Resources Corp. (the “Company”) (OTCQB:TRER), a heavy rare earths exploration and development company, today announced that Lee “Pat” Gochnour of Gochnour & Associates, Inc. and Klepfer Mining Services LLC (“KMS”) have been retained to provide technical assistance in the development of the Round Top project.  Mr. Gochnour will direct environmental baseline development and permitting efforts to support project design, permitting, operation and closure planning.  KMS will assist in the preparation of the geological model for the project and will be assisting on preliminary mine planning, engineering, and developing corporate strategy towards a scoping study.

Anthony J. Garcia, the Company’s Senior Vice President of Project Development, commented, “We believe Pat’s extensive experience in permitting and environmental service to the mining industry since 1981 will be a major asset to our team’s efforts to move the Round Top project forward, while KMS brings a wide range of operational and technical experience that we believe will also drive the advancement of the project.”

Prior to forming his own company in 1994, Mr. Gochnour was Vice President of Environmental Services for Pincock, Allen & Holt, a division of Hart Crowser, Inc.  He has also served as Corporate Environmental Manager for St Joe Minerals, Bond International Gold, LAC Minerals & MinVen Gold Corporation.  His areas of expertise include environmental audits, permitting programs, Plan of Operations and EA/EIS development, alternative siting studies, reclamation planning, environmental contingency planning, remediation and environmental litigation support.  In addition to these site-specific capabilities and experience, Mr. Gochnour also provides environmental and permitting feasibility support for project financing to a wide range of domestic and international clients.

KMS is a consortium of industry professionals that collaborate to provide services to the mining industry.  KMS specializes in assisting companies in the development of new projects in areas such as engineering, environmental management, technical support, resource development, mining law,

Texas Rare Earth Resources Contracts Environmental Engineer and Geological Modeling Expert
for Preliminary Economic Analysis
September 29, 2011

and other typical mine services.  Eric Klepfer is the principle of KMS and has a B.S. Degree in Mining Engineering with over 30 years of operational, technical, environmental, and management experience.  Mr. Klepfer was Vice President of Operations for Mines Management and Vice President of Technical Services for Earthworks Technology, a subsidiary of Coeur d’Alene Mines Corporation.  He has also held positions with Kaiser Steel, Noranda Minerals, USMX, Newmont Gold, Dee Gold, Placer Dome and is currently a Director with Timberline Resources Corporation.  Mr. Klepfer was also involved with the technical and environmental efforts for the Kensington Gold Project and is currently providing similar services on the Montanore Project located in Northwestern Montana.

Mr. Klepfer will lead a team  that have all been involved with major mining projects in the western U.S., Alaska, Canada, and other countries;  working for Cominco American, Inc., Newmont Gold, Pegasus Gold, Anaconda, Barrick Gold, Placer Dome, and other mining and exploration companies.

About Texas Rare Earth
Texas Rare Earth Resources Corp.'s primary focus is exploring and developing its Round Top rare earth minerals project.  The Round Top project is located in Hudspeth County, Texas, 85 miles east of El Paso, Texas.  Independently published data indicates the property may contain approximately 1.6 billion metric tons of rhyolite host rock containing rare earth minerals with potentially a 70% ratio of heavy to total rare earth minerals.  Prior exploratory work also indicates what the Company believes to be a potentially large, high-grade beryllium mineralization.  Uranium mineralization is also present in the deposit.  The Company’s common stock trades on the OTCQB Market tier under the symbol “TRER.”

For more information on Texas Rare Earth Resources Corp., visit its website at
http://www.texasrareearth.com.

Cautionary Note to U.S. Investors

The United States Securities and Exchange Commission (“SEC”) limits disclosure for U.S. reporting purposes to mineral deposits that a company can economically and legally extract or produce. Our Round Top rare earth-beryllium-uranium project currently does not contain any known proven or probable ore reserves under SEC reporting standards and our reference above to the metric tons of rhyolite contained at the project is a reference only to estimated in-place tonnage. U.S. investors are urged to consider closely the disclosure in our latest reports and registration statements filed with the SEC. You can review and obtain copies of these filings at http://www.sec.gov/edgar.shtml.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Texas Rare Earth Resources expects or anticipates will or may occur in the future, including such things as the potential development of the Round Top rare earth—beryllium-uranium project, estimates of mineralized material, the potential of Mr. Gochnour’s and KMS’s experience to advance the Round Top project, the potential ratio of heavy to total rare earth minerals present at the Round Top project, the number of metric tons of rhyolite contained at the Round Top project and other such similar matters are forward-looking statements. When used in this press release, the words “potential”, “indicate”, “expect”, “intend”, “hopes,” “believe,” “may,” “will,” “if, “anticipate” and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Texas Rare Earth Resources to be materially different from any future results, performance or achievements expressed or implied by such statements. Such factors include, among others, uncertainty of mineralized material estimates, risks relating to completing drilling and metallurgical testing at the Round Top project, risks related to project development determinations, risks related to fluctuations in the price of rare earth minerals, the inherently hazardous nature of mining-related activities, potential effects on Texas Rare Earth Resource’s operations of environmental regulations, risks due to legal proceedings, risks related to uncertainty of being able to raise capital on favorable terms or at all, as well as those factors discussed under the heading “Risk Factors” in Texas Rare Earth Resource’s latest annual report on Form 10-K as filed on February 8, 2011, as amended, April 19, 2011, and other documents filed with the U.S. Securities and Exchange Commission. Although Texas Rare Earth Resources has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Except as required by law, Texas Rare Earth Resources assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

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